Exhibit 99.2

News release

HYZON MOTORS ANNOUNCES LEADERSHIP TRANSITION
Parker Meeks Appointed President and Interim Chief Executive Officer; Replacing Craig Knight
George Gu Transitions to Non-Executive Chairman

ROCHESTER, N.Y., August 17, 2022 - Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or “the Company”), a leading global supplier of zero-emission fuel cell electric heavy-duty vehicles, today announced the Company’s Board of Directors has appointed Parker Meeks, most recently Hyzon’s Chief Strategy Officer, as President and Interim Chief Executive Officer, effective immediately, replacing Craig Knight who is also departing from his role as a director of the Company. Mr. Meeks will assume full responsibility for day-to-day management of all business lines and functions reporting to the Company’s Board of Directors (the “Board”). The Board plans to initiate a search to identify potential external and internal candidates to serve as the Company’s next CEO.

“Parker Meeks has the depth and breadth of experience in the energy, infrastructure, and transportation sectors to provide the leadership and operational expertise Hyzon needs at this critical juncture in the global energy transition. The Board is confident Mr. Meeks brings the right skillset that we need at this time,” commented Elaine Wong, Hyzon’s Lead Independent Director.

“I am honored that the Board has entrusted me to lead Hyzon,” said Parker Meeks. “My priority is to ensure the Company’s manufacturing capacity is in place with the ability to scale production efficiently. I believe our core fuel cell technology is a distinct competitive advantage, that will allow us to innovate and introduce high-performance vehicles that support the transition to clean energy.”

Additionally, George Gu has transitioned from his executive role with the Company to the non-executive Chairman of the Board. In his role as non-executive Chairman, Mr. Gu will remain available to provide strategic counsel to Mr. Meeks specifically related to R&D initiatives.

About Parker Meeks

Parker Meeks has nearly two decades of experience supporting businesses in the energy, infrastructure, and transportation sectors, including development of emerging energy technologies and supply networks. He has served as our Chief Strategy Officer since June 2021. From November 2018 to January 2021, Mr. Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy and water resources end markets. Prior to that, from February 2012 to October 2018, Mr. Meeks served as Partner of McKinsey & Company, a global management consulting services company that Mr. Meeks joined in July 2005. Mr. Meeks served as the Managing Partner of McKinsey & Company’s Houston office from June 2013 to June 2016. Mr. Meeks holds an M.B.A in Finance from William Marsh Rice University and a B.S. in Electrical Engineering from Columbia University.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors

Hyzon is a global leader in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, China, Australia, and Germany. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contact:
Hyzon Motors
hyzon@kivvit.com

For investors:
Darla Rivera
Hyzon Motors Inc
IR@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com